                                                                 EXHIBIT 5(a)(i)

                             AMERICAN GENERAL LIFE
                               INSURANCE COMPANY

Home Office:
Houston, Texas


2727-A Allen Parkway                JOHN DOE               [LOGO OF AMERICAN
P.O. Box 4880               POLICY NUMBER: 0000000000      GENERAL APPEARS HERE]
Houston, Texas 77210-4880                                       A STOCK COMPANY

                                    --------------------------------------------
(713) 522-1111                      A SUBSIDIARY OF AMERICAN GENERAL CORPORATION
                                    --------------------------------------------



WE WILL PAY THE DEATH BENEFIT PROCEEDS to the Beneficiary if the Insured dies prior to the Maturity Date and while this policy is in force. Payment will be made after We receive due proof of the Insured's death, and will be subject to the terms of this policy.

WE WILL PAY THE CASH SURRENDER VALUE of this policy to the Owner on the Maturity Date if the Insured is living on that date.

THE AMOUNT OR DURATION OF THE DEATH BENEFIT PROCEEDS AND THE ACCUMULATION VALUES PROVIDED BY THIS POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

The consideration for this policy is the application and payment of the first premium. The first premium must be paid on or before delivery of this policy.

This is a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date. Investment results are reflected in policy benefits. ACCUMULATION VALUES are flexible and will be based on the amount and frequency of premiums paid and the investment results of the Separate Account. NONPARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.


                   NOTICE OF TEN DAY RIGHT TO EXAMINE POLICY

YOU MAY RETURN THIS POLICY WITHIN 10 DAYS AFTER DELIVERY IF YOU ARE NOT SATISFIED WITH IT FOR ANY REASON. THE POLICY MAY BE RETURNED TO US OR TO THE REGISTERED REPRESENTATIVE THROUGH WHOM IT WAS PURCHASED. UPON SURRENDER OF THIS POLICY WITHIN THE 10 DAY PERIOD, IT WILL BE DEEMED VOID FROM THE DATE OF ISSUE, AND WE WILL REFUND ANY PREMIUMS PAID ADJUSTED TO REFLECT INVESTMENT EXPERIENCE.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.



          Secretary                                President

                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                           READ YOUR POLICY CAREFULLY
                                     INDEX

Allocation of Policy Deductions                         4   Loan Account                          14
Allocation of Net Premiums                              4   General Provisions                    18
Annual Report                                          19   Grace Period                          11
Automatic Rebalancing                                  14   Incontestability                      18
Beneficiary and Proceeds                               16   Investment Advisor, Change of          9
Cash Surrender Value                                   11   Investments of the Separate Account    8
Changing Your Insurance Policy                          7   Maturity Date                          3
 Change of Ownership or Beneficiary                    16   Owner                                  5
 Changing the Death Benefit Option                      7   Payment Options                       16
 Increasing the Death Benefit Amount                    7   Policy Loans                          14
Contract                                                5   Policy Values                          9
Cost of Insurance Rate Table                           20   Premium Class                          2
Date of Issue                                         3,5   Premium Payments                       5
Death Benefit and Death Benefit Options                 6   Separate Account                       8
Dollar Cost Averaging                                  13   Surrender, Full and Partial           12
Expense Charges                                             Transfer Provision                    13
 Premium Expense Charge                                 4   Valuation of Assets                    8
                                                            Valuation Dates                        8
                                                            Valuation Units                        8



COMPANY REFERENCE. We, Our, Us, or Company means American General Life Insurance
 Company.

YOU, YOUR.  The words You or Your mean the
 Owner of this policy.

HOME OFFICE.  Our office at 2727-A Allen
 Parkway, Houston, Texas 77019-4880; Mailing
 Address P. O. Box 4880, Houston, Texas 77210-
 4880.

WRITTEN, IN WRITING. A written request or notice in acceptable form and content, which is signed and dated, and received at Our Home
 Office.

PREMIUM CLASS. The Premium Class of this policy is shown on page 3 as one or a combination of the following terms:

  .PREFERRED. The term "Preferred" means the cost of insurance is based on the Insured being a non-user of tobacco.

  .STANDARD. The term "Standard" means the cost of insurance is based on the Insured being a tobacco user.

  .SPECIAL. The term "Special" means an extra premium is being charged due to the Insured's health, occupation or avocation.

                                     NOTICE
                    This Policy Is A Legal Contract Between
                       The Policy Owner And the Company.

                                POLICY SCHEDULE

BASIC POLICY                               MONTHLY COST    YEARS PAYABLE

  VARIABLE LIFE                             SEE PAGE 20         65


ADDITIONAL BENEFITS PROVIDED BY RIDERS

       NONE

PREMIUM CLASS:                                        PREFERRED
INITIAL PREMIUM:                                      $250,000.00
PLANNED PERIODIC PREMIUM:                             $5,000.00 PAYABLE ANNUALLY
MONTHLY DEDUCTION DAY:                                1ST DAY OF EACH MONTH

MINIMUM DEATH BENEFIT                                           $  500,000
  AMOUNT (AFTER A DECREASE IN SPECIFIED AMOUNT)
MINIMUM CASH SURRENDER VALUE AFTER
  A PARTIAL SURRENDER:                                          $  100,000
MINIMUM PARTIAL SURRENDER                                       $    5,000
MINIMUM VALUE THAT MAY BE RETAINED IN A
  DIVISION AFTER A PARTIAL SURRENDER OR TRANSFER                $    5,000
MAXIMUM NET AMOUNT AT RISK                                     [$1,500,000]


COVERAGE MAY EXPIRE PRIOR TO THE MATURITY DATE SHOWN WHERE EITHER NO PREMIUMS ARE PAID FOLLOWING PAYMENT OF THE INITIAL PREMIUM, OR SUBSEQUENT PREMIUMS ARE INSUFFICIENT TO CONTINUE COVERAGE TO SUCH DATE.




INSURED:                    JOHN DOE    POLICY NUMBER:     0000000000

INSURANCE AGE:                 35       DATE OF ISSUE:     JUNE 1, 1998

INITIAL SPECIFIED AMOUNT: $500,000      MATURITY DATE:     JUNE 1, 2063

DEATH BENEFIT OPTION:           1       THIS IS A [SEX DISTINCT] POLICY


                         THIS IS A (STATE NAME) POLICY

              POLICY SCHEDULE CONTINUED - POLICY NUMBER 0000000000

CHARGES DEDUCTED FROM THE SEPARATE ACCOUNT

  MORTALITY AND EXPENSE CHARGE. Deductions from the Separate Account will be made at an annual rate not to exceed .90%. After the 30th policy year, the current mortality and expense charges will be reduced by .35% in each policy year that the current mortality and expense charge annual rate, before the anticipated .35% reduction, is less than .90%. The current rate on the Date of Issue is [.75%]. The actual deduction will be made on a daily basis. The current rate on a daily basis is [.002055%].

EXPENSE CHARGES:

  PREMIUM EXPENSE CHARGE:                   CURRENT        GUARANTEED
  (ADJUSTABLE PERCENTAGE OF PREMIUM)          [0%]           1.5%

BASIC POLICY CHARGES AND FEES

  COST OF INSURANCE CHARGES.   Guaranteed Maximum Cost of Insurance Rates Per
  $1,000 of Net Amount at Risk are shown on page 20.

INITIAL ALLOCATION OF NET PREMIUMS AND POLICY DEDUCTIONS

Investment Option(s)      Initial Allocation    Initial Allocation of
                          of Net Premiums       Policy Deductions

SEPARATE ACCOUNT:  VL-R

[( )   Equity 500 Index          100%                    100%
 ( )   EAFE Equity Index           0%                      0%
 ( )   AIM V.I. Value              0%                      0%
 ( )   Equity Growth               0%                      0%
 ( )   Royce Total Return          0%                      0%
 ( )   Money Market                0%                      0%]

CONTRACT. Your policy is a legal contract that You have entered into with Us. You have paid the first premium and have submitted an application, a copy of which is attached. In return, We promise to provide the insurance coverage described in this policy.

The entire contract consists of:

1.  The basic policy;

2. The riders that add benefits to the basic policy, if any;

3.  Endorsements, if any; and

4. The attached copy of your application, and any amendments or supplemental applications.

DATE OF ISSUE. The Date of Issue of this policy is the date on which the first premium is due. The Date of Issue is also the date from which all policy years, anniversaries, and monthly deduction dates are determined.

OWNER. The Owner is as stated in the application unless later changed. During the Insured's lifetime, the Owner may exercise every right the policy confers or We allow (subject to the rights of any assignee of record, and to any endorsement on this policy limiting such rights). You may have Joint Owners of the policy. In that case, the authorization of both Joint Owners is required for all policy changes except for transfers, premium allocations and deduction allocations. We will accept the authorization of either Joint Owner for transfers and changes in premium and deduction allocations. The Owner and the Insured may be the same person but do not have to be. If the Owner dies while the policy is in force and the Insured is living, ownership rights pass on to a successor owner, if any, or to the estate of the Owner.

                               PREMIUM PAYMENTS

All premiums after the first are payable in advance. Premium payments are flexible. This means You may choose the amount and frequency of payments.

The actual amount and frequency of premium payments will affect the Accumulation Value and the amount and duration of insurance. Please refer to the Policy Values Provision for a detailed explanation.

To receive the tax treatment accorded life insurance under U.S. law, this policy must initially qualify and continue to qualify as life insurance under Section 7702 of the Internal Revenue Code.

PLANNED PERIODIC PREMIUMS. The amount and frequency of the Planned Periodic Premiums You selected are shown on page 3. You may request a change in the amount and frequency. We may limit the amount of any increase. (See "Maximum Net Amount at Risk").

UNSCHEDULED ADDITIONAL PREMIUMS. You may pay additional premiums at any time before the Maturity Date shown on page 3, except that:

1. We may limit the number and amount of additional premiums, as provided in the "Maximum Net Amount at Risk" provision; or

2. If payment of additional premiums would result in an increase in the Death Benefit Amount, such increase will be subject to a written application and evidence of insurability satisfactory to Us.

Any unscheduled payments will be applied as Unscheduled Additional Premiums unless You specifically state otherwise.

MAXIMUM NET AMOUNT AT RISK. We reserve the right to reduce the Death Benefit by affecting partial surrenders or limit the number and amount of additional premiums in order to maintain the Net Amount at Risk, as defined below, at an amount that will not exceed the Maximum Net Amount at Risk shown on page 3. Net Amount at Risk is the excess of the Death Benefit over the Accumulation Value of the policy.

PREMIUM EXPENSE CHARGE. The Premium Expense Charge is calculated by multiplying the premium paid by the Premium Expense Charge Percentage. The Premium Expense Charge Percentage is adjustable, but will never be more than the guaranteed Premium Expense Charge Percentage shown on the Policy Schedule.

NET PREMIUM.  The Net Premium is the premium paid, less the Premium Expense
Charge.

ALLOCATION OF PREMIUMS. The initial allocation of Net Premiums is shown on the Policy Schedule and will remain in effect until changed by Written notice from the Owner. The percentage allocation for future Net Premiums may be changed at any time by Written notice.

If We have on file a completed telephone authorization form (Telephone Transaction), We will allow the percentage allocation for future Net Premiums to be changed at any time by telephone. We will honor instructions for Telephone Transactions from any person who provides the correct information. Therefore, there is a risk of possible loss to You if unauthorized persons use this service in Your name. Under Telephone Transactions, We are not liable for any acts or omissions based upon instructions that We reasonably believe to be genuine, including losses arising from errors in the communication of telephone instructions.

The initial Net Premium will be allocated to the Money Market Division on the later of the following dates:

1. The Date of Issue; or

2. The date all requirements needed to place the policy in force have been satisfied, including underwriting approval and receipt in the Home Office of the necessary premium.

The initial Net Premium will remain in the Money Market Division until the first Valuation Date following the 15th day after it was applied. Any additional Net Premiums received prior to the first Valuation Date which follows the 15th day after the initial Net Premium was applied will be allocated to the Money Market Division until such Valuation Date. At that time, We will transfer the Accumulation Value to the selected Investment Option(s). Each premium received after such Valuation Date will be reduced by the Premium Expense Charge and applied directly to the selected Investment Option(s) as of the Business Day received.

Changes in the allocation will be effective on the date we receive the Owner's notice. The allocation may be 100% to any available Division or may be divided among these options in whole percentage points totaling 100%. We reserve the right to limit the number of Divisions which You may select.

WHERE TO PAY. You may make You payments to Us at Our Home Office or to an authorized agent. A receipt signed by an officer of the Company will be furnished upon request.

                    DEATH BENEFIT AND DEATH BENEFIT OPTIONS

DEATH BENEFIT PROCEEDS. If the Insured dies prior to the Maturity Date and while this policy is in force, We will pay the Death Benefit Proceeds to the Beneficiary. The Death Benefit Proceeds will be subject to:

1. The Death Benefit Option in effect on the date of death; and

2. Any increases (or decreases resulting from a partial surrender) made to the Specified Amount. The Initial Specified Amount is shown on page 3.

Guidelines for changing the Death Benefit Option or the Specified Amount will be found in the section entitled "Changing Your Insurance Policy."

The Death Benefit Proceeds will be the Death

Benefit Amount reduced by any outstanding policy loan and will be subject to the other provisions of the "Beneficiary and Proceeds" section.

DEATH BENEFIT OPTION. The Death Benefit Option which You have chosen is shown on page 3 as either Option 1 or Option 2.

OPTION 1. If You have chosen Option 1 the Death Benefit Amount will be the greater of:

1. The Specified Amount on the date of death; or

2. The Accumulation Value on the date of death multiplied by the Death Benefit Corridor Rate for the Insured's age nearest birthday as shown in the table on page [ ].

OPTION 2. If You have chosen Option 2, the Death Benefit Amount will be the greater of:

1. The Specified Amount plus the Accumulation Value on the date of death; or

2. The Accumulation Value on the date of death multiplied by the Death Benefit Corridor Rate for the Insured's age nearest birthday as shown in the table on page [ ].

                         CHANGING YOUR INSURANCE POLICY

You may request an increase in the Specified
 Amount or a change in the Death Benefit Option at any time. Your request must be submitted to Our Home Office In Writing in a form acceptable to Us.

INCREASING THE DEATH BENEFIT AMOUNT.  The
 Owner may request an increase in the Death
 Benefit Amount by submitting a written
 supplemental application to Us. The increase will require evidence of insurability satisfactory to Us.
 An increase will be effective as of the next
 Monthly Deduction Day following the date the application for increase is approved by Us. The effective date will appear in an endorsement to this policy.

CHANGING THE DEATH BENEFIT OPTION. You may request a change in the Death Benefit Option You have chosen.

1. If You request a change from Option 1 to Option 2:
   The new Specified Amount will be the Specified Amount, prior to change, less the Accumulation Value as of the effective date of the change, but not less than zero.

2. If You request a change from Option 2 to Option 1: The new Specified Amount will be the Specified Amount, prior to change, plus the Accumulation Value as of the effective date of the change.

We will not require evidence of insurability for a change in the Death Benefit Option. The change will go into effect on the Monthly Deduction Day following the date We receive Your Written request for change.

CHANGING THE TERMS OF YOUR POLICY.  Any
 change in Your policy must be approved by one of Our officers. No agent has the authority to make any changes or waive any of the terms of Your policy.

                          SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT. Separate Account VL-R is a segregated investment account established by the Company under Texas law to separate the assets funding the variable benefits for the class of policies to which this policy belongs from the other assets of the Company. That portion of the assets of the Separate Account equal to the reserves and other policy liabilities with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business We may conduct. Income, gains and losses, whether or not realized from assets allocable to the Separate Account, are credited to or charged against such Account without regard to Our other income, gains or losses.

INVESTMENTS OF THE SEPARATE ACCOUNT. The Separate Account is segmented into Divisions. Each Division invests in a single Investment Option. Net Premiums will be applied to the Separate Account and allocated to one or more Divisions. The assets of the Separate Account are invested in the Investment Option(s) listed on the Policy Schedule pages. From time to time, We may add additional Divisions to those shown on the Policy Schedule pages. We may also discontinue offering one or more Divisions as provided in "Rights Reserved by Us." Any change in Divisions available or selected are shown on the Policy Schedule or on an amended Policy Schedule. Any change in investment selection shall be pursuant to a duly executed change form filed with Our Home Office. Transfers may be made to the additional Divisions subject to the rules stated in the Transfer Provision and any new rules or limitations tied to such additional Divisions.

If shares of any of the Investment Options become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further investment in the shares or may substitute shares of another Investment Option for shares already purchased under this policy as provided in "Rights Reserved by Us" provision.

VALUATION OF ASSETS. The assets of the Separate Account are valued as of each Valuation Date at their fair market value in accordance with Our established procedures. The Separate Account Value as of any Valuation Date prior to the Maturity Date is the sum of Your account values in each Division of the Separate Account as of that date.

VALUATION UNITS. In order to determine policy values in the Divisions, We use Valuation Units which are calculated separately for each Division. The Valuation Unit value for each Division will vary to reflect the investment experience of the applicable Investment Option. The Valuation Unit for a Division will be determined on each Valuation Date for the Division by multiplying the Valuation Unit value for the Division on the preceding Valuation Date by the Net Investment Factor for that Division for the current Valuation Date.

The Net Investment Factor for each Division is determined by dividing (1) by (2) and subtracting (3), where:

(1) is the net asset value per share of the applicable Investment Option as of the current Valuation Date (plus any per share amount of any dividend or capital gains distribution paid by the Investment Option since the last Valuation Date); and

(2) is the net asset value per share of the shares held in the Division as determined at the end of the previous valuation period; and

(3) is a factor representing the Mortality and Expense Charge.

The net asset value of an Investment Option's shares held in each division shall be the value reported to Us by that Investment Option.

VALUATION DATES.  Valuation of the various
 Divisions will occur on each Business Day during each month. If the underlying Investment Option is unable to value or determine the Division's investment in an Investment Option due to any of the reasons stated in the "Suspension and Deferral of Payments Provision," the Valuation Date for the Division with respect to the unvalued portion shall be the first Business Day that the assets can be valued or determined.

BUSINESS DAY. A business day is each day that the New York Stock Exchange and the Company are open for business. For the purpose of collecting daily charges, a business day immediately preceded by one or more non-business calendar days will include those non-business days as a part of that business day. For example, a business day which falls on a Monday will consist of a Monday and the immediately preceding Saturday and Sunday.

MINIMUM BALANCE. The minimum value that may be retained in a Division after a partial surrender or transfer is shown on page 3. If a partial surrender causes the balance in any Division to drop below such minimum amount, the Company reserves the right to transfer the remaining balance to the Money Market Division. If a transfer causes the balance in any Division to drop below the minimum amount, the Company reserves the right to transfer the remaining balance in proportion to the transfer request. A partial surrender may not leave a Cash Surrender Value of less than the amount specified on page 3.

CHANGE OF INVESTMENT ADVISOR OR INVESTMENT POLICY.   Unless otherwise required
by law or regulation, the investment advisor or any investment policy may not be changed without Our consent. If required, approval of or change of any investment objective will be filed with the Insurance Department of the state where the policy is being delivered.

RIGHTS RESERVED BY US. Upon notice to You, this policy may be modified by Us, but only if such modification is necessary to:

1. Operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

2. Transfer any assets in any Division to another Division, or to one or more other separate accounts;

3. Add, combine or remove Divisions in the Separate Account, or combine the Separate Account with another separate account;

4 Make any new Division available to You on a basis to be determined by Us;

5. Substitute for the shares held by any Division the shares of another Division or the shares of another investment company or any other investment permitted by law;

6. Make any changes as required by the Internal Revenue Code, or by any other applicable law, regulation or interpretation in order to continue treatment of this policy as life insurance; or

7. Make any changes required to comply with the requirements of any underlying Investment Option.

When required by law, We will obtain Your approval of changes and We will gain approval from any appropriate regulatory authority.

                            POLICY VALUES PROVISION

ACCUMULATION VALUE. The Accumulation Value of Your policy is the total of all values in the Divisions of the Separate Account and in the Loan Account. The Accumulation Value reflects:

1.  Net Premiums paid;

2.  Monthly deductions;

3. The investment experience of the Divisions selected less the Mortality and Expense Charge;

4. Amounts allocated to the Loan Account, including interest earned on amounts in the Loan Account (See "Policy Loans");

5. Deductions due to partial surrenders and any charges for partial surrenders and transfers.

Net premiums are allocated, in accordance with your instructions, to the selected Divisions of the Separate Account and converted to Valuation Units.

On each Monthly Deduction Day, a Monthly Deduction will be made by redeeming Valuation Units from each applicable Division in the same ratio as the Allocation of Policy Deductions in effect on the Monthly Deduction Day. If the number of Valuation Units in any Division is insufficient to make a Monthly Deduction in this manner, We will cancel Valuation Units from each applicable Division in the same ratio the Monthly Deduction bears to the unloaned Accumulation Value of your policy.

The Accumulation Value in any Division is determined by multiplying the value of a Valuation Unit by the number of Valuation Units held under the policy in that Division.

The value of the Valuation Units equal to the amount being borrowed from the Separate Account will be transferred to the Loan Account as of the Business Day that the loan request is received In Writing.

Valuation Units are surrendered to reflect a partial surrender as of the Business Day that the request for partial surrender is received In Writing.

ON THE DATE OF ISSUE. The Accumulation Value on the Date of Issue will be determined as follows:

1. The Net Premium received; less

2. The Monthly Deduction for the first policy month (See "How We Calculate a Monthly Deduction.").

The first deduction day is the Date of Issue. The Monthly Deduction Day is shown on page 3.

ON EACH MONTHLY DEDUCTION DAY. On each Monthly Deduction Day after the Date of Issue, we will determine the Accumulation Value as follows:

1. We will take the Accumulation Value as of the last Monthly Deduction Day; and

2. Add the interest earned for the month on the excess of the Loan Account value on the last Monthly Deduction Day over any reductions made in the Loan Account since the last Monthly Deduction Day; and

3. Add any investment gain (or subtract any investment loss) on the Divisions of the Separate Account since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units; and

4. Add all Net Premiums received since the last Monthly Deduction Day; and

5. Subtract any partial surrender made since the last Monthly Deduction Day; and

6. Subtract the Monthly Deduction for the policy month following the Monthly Deduction Day. (See "How We Calculate a Monthly Deduction.")

ON ANY VALUATION DATE OTHER THAN A MONTHLY DEDUCTION DAY. The Accumulation Value on any Valuation Date other than a Monthly Deduction Day will be the sum of:

1. The value of the Loan Account;

2. Less any partial surrenders since the last Monthly Deduction Day.

3. Plus all Net Premiums received since the last Monthly Deduction Day;

4. Plus the sum of the values of the Divisions of the Separate Account as of the last Monthly

   Deduction Day, plus the amount of any investment gain (or minus any investment loss) on the Divisions since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units.

CASH SURRENDER VALUE. The Cash Surrender Value of this policy will be equal to the Accumulation Value less any indebtedness.

HOW WE CALCULATE A MONTHLY DEDUCTION.  Each Monthly Deduction includes:

1. The cost of insurance provided by the basic policy; and

2. The cost of insurance for benefits provided by riders, if any.

HOW WE CALCULATE THE COST OF INSURANCE FOR THE BASIC POLICY. We calculate the cost of insurance at the beginning of each policy month as of the Monthly Deduction Day. The cost of insurance is determined as follows:

1. Reduce the Death Benefit Amount by the amount of Accumulation Value on the Monthly Deduction Day before the cost of insurance deduction is taken, and after the cost of insurance for riders, if any, are deducted;

2. Multiply the difference by the cost of insurance rate per $1,000 of the Net Amount at Risk as provided in the Cost of Insurance Rate provision; and

3. Divide the result by 1,000.

If Option 1 is in effect, and there have been increases in the Specified Amount, the Accumulation Value will first be considered part of the Initial Specified Amount. If the Accumulation Value exceeds the Initial Specified Amount, the excess will be considered part of any Specified Amount increases in the order in which the increases were made.

COST OF INSURANCE FOR BENEFITS PROVIDED BY RIDERS. The cost of insurance for benefits provided by riders, if any, will be as stated on the Policy Schedule or in an endorsement to this policy.

COST OF INSURANCE RATE. The cost of insurance rate for the Initial Specified Amount, and for each Specified Amount increase, is based on the Insured's:

1. Sex (if issued on a Sex Distinct basis);

2. Age nearest birthday on each policy anniversary; and

3. Premium class shown on the Policy Schedule, associated with the Initial Specified Amount and each increase in the Specified Amount.

The guaranteed monthly cost of insurance rates are shown in the table on page []. We can use cost of insurance rates that are lower than the guaranteed rates. Any change in rates will apply to all policies in the same rate class as this policy. The rate class of this policy is determined on its Date of Issue and according to:

1. The calendar year of issue and policy year;

2. The plan of insurance;

3. The amount of insurance; and

4. The age, sex and premium class of the Insured if issued on a Sex Distinct basis or the age and premium class if issued on a Unisex basis.

CHANGES IN RATES, CHARGES AND FEES. This policy does not participate in Our profits or surplus. Any redetermination of the cost of insurance rates, interest rates, mortality and expense charges or percentage of premium charges will be based on Our expectations as to investment earnings, mortality, persistency and expenses. We will not change these charges in order to recoup any prior losses.

GRACE PERIOD. If the Cash Surrender Value on a Monthly Deduction Day is not enough to meet the Monthly Deduction for the current month, this policy will remain in force during the 61-day period that follows. If the Cash Surrender Value on a policy anniversary is not enough to pay any loan interest due, this policy will remain in force during the 61-day period that follows. Such 61-day period is referred to in this policy as the "Grace Period." There is no Grace Period for the initial Monthly Deduction.

If the amount we require to keep your policy in force is not paid by the end of the Grace Period, this policy will terminate without value. However, we will give You at least 31 days notice prior to termination that your policy is in the Grace Period and advise You of the amount required to keep your policy in force. Such 31 days prior notice will be sent to You at your last known address, and to the assignee of record, if any. If death occurs during the Grace Period, Monthly Deductions through the policy month in which death occurred will be deducted from the proceeds.

If a surrender request is received within 31 days after the Grace Period commences, the Cash Surrender Value payable will not be less than the Cash Surrender Value on the Monthly Deduction Day the Grace Period commenced. The Monthly Deduction for the policy month following such Monthly Deduction Day will not be subtracted in the calculation of such Cash Surrender Value.

FULL SURRENDER. Subject to the Beneficiary and Proceeds section, You may return Your policy to Us and request its Cash Surrender Value at any time during the Insured's lifetime before the Maturity Date. The Cash Surrender Value will be determined as of the Business Day the policy and the signed request for surrender are received In Writing at the Home Office. The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

PARTIAL SURRENDER. At any time after the first policy year, You may request a portion of the Cash Surrender Value of the policy. Your request must be made In Writing prior to the Maturity Date during the Insured's lifetime. The minimum partial surrender is $5,000.00.

Valuation Units are surrendered to reflect a partial surrender as of the Business Day the request for partial surrender is received In Writing.

A partial surrender will result in a reduction of the Accumulation Value and the Death Benefit Amount. The Accumulation Value will be reduced by the amount of partial surrender benefit. The reduced Death Benefit Amount will be determined in accordance with the Death Benefit Option provision. If your Death Benefit Option is Option 1, the Specified Amount will be reduced by the amount of the partial surrender. (The reduced amount will not be less than zero.) The Cash Surrender Value and Death Benefit Amount remaining after this reduction must be no less than the Minimum Cash Surrender Value and Minimum Death Benefit Amount after a Partial Surrender shown on page 3.

A partial surrender will result in the cancellation of Valuation Units from each applicable Division in the same ratio as the Allocation of Policy Deductions in effect on the date of partial surrender. If the number of Valuation Units in any Division is insufficient to make a partial surrender in this manner, We will cancel Valuation Units from each applicable Division in the ratio the partial surrender request bears to the Cash Surrender Value of your policy. You must state In Writing in advance how partial surrenders should be made if other than this method is to be used.

There will be a $25.00 charge for each partial surrender.

The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

PERIOD OF INSURANCE COVERAGE IF AMOUNT OR FREQUENCY OF PREMIUM PAYMENTS IS REDUCED OR IF PREMIUM PAYMENTS ARE DISCONTINUED. If You reduce the amount or frequency of premium payments, or if You discontinue payment of premiums, We will continue making Monthly Deductions (as long as there is sufficient Cash Surrender Value to make such deductions) until the Maturity date. This policy will remain in force until the earlier of the following dates:

1. The Maturity Date (if there is sufficient Cash Surrender Value to make Monthly Deductions to that date); or

2. Surrender of the policy; or

3. The end of the Grace Period; or

4. Death of the insured.

                              TRANSFER PROVISION

TRANSFER OF ACCUMULATION VALUE. You may transfer all or part of Your interest in a Division of the Separate Account subject to the following:

1. Transfers will be made as of the Business Day that the transfer request is received in good order.

2. The minimum amount which may be transferred is $5,000.00.

3. Prior to the Maturity Date, You may make up to 12 transfers each policy year without charge.

4. There will be a charge of $25.00 for each transfer in excess of 12 in a policy year. This charge will be deducted from the Divisions in the same ratio as the requested transfer.

5. We reserve the right to transfer the entire balance in proportion to any other Investment Options you are then using, if the Accumulation Value is below $5,000.

6. We reserve the right to terminate, suspend or modify the transfer privilege described above.

If You elect to use the transfer privilege, We will not be liable for a transfer made in accordance with Your instructions.

Transfers between Separate Account Divisions result in the redemption of Valuation Units in one Division and the purchase of Valuation Units in the Division to which the transfer is made.

DOLLAR COST AVERAGING. Dollar Cost Averaging is an automatic transfer of funds made periodically prior to the Maturity Date in accordance with the Transfers provision, except as provided below, and instructions from the Owner. Dollar Cost Averaging (DCA) is subject to the following guidelines:

1. DCA transfers may be made:

  (a) On any day of the month except the 29th, 30th or 31st;

  (b) On a monthly, quarterly, semi-annual or annual basis; and

  (c) From the Money Market Division to one or more of the other Separate Account Divisions.

2. DCA may be elected only if the Accumulation Value at the time of election is $100,000 or more.

3. The minimum amount of each DCA transfer is $5,000, or the remaining amount in the Money Market Division, if less.

4. DCA may not begin prior to the first Valuation Date following the 15th day after the initial Net Premium is applied.

5. DCA will end when there is no longer any value in the Money Market Division, or when You request that DCA end. (You will be notified if the value of Your Money Market Division reaches zero).

6. Amounts applied to the Money Market Division while DCA is active will be available for future Dollar Cost Averaging in accordance with the current DCA request.

7. There is no charge for DCA.

8. DCA is not available if Automatic Rebalancing is active.

AUTOMATIC REBALANCING. Automatic Rebalancing occurs when funds are transferred by the Company between the Separate Account Divisions so that the values in each Division match the premium allocation percentages then in effect. You may choose Automatic Rebalancing on a quarterly, semi-annual or annual basis if your Accumulation Value is $100,000 or more. The date Automatic Rebalancing occurs will be based on the Date of Issue of Your policy. For example, if Your policy is dated January 17, and You have requested Automatic Rebalancing on a quarterly basis, Automatic Rebalancing will start on April 17, and will occur quarterly thereafter. After Automatic Rebalancing is elected, it will continue until We are notified In Writing that it is to be discontinued. There is no charge for Automatic Rebalancing. Automatic Rebalancing is not available if Dollar Cost Averaging is active.

                 SUSPENSION AND DEFERRAL OF PAYMENTS PROVISION

We may suspend the calculation and payment of the policy's Cash Surrender Value in the following circumstances:

1. If there is a failure in any of the means normally employed in ascertaining the prices or values of investments, or

2. If for any reason the prices or values of investments in the Separate Account cannot be reasonably ascertained; or

3. If circumstances exist as a result of which it is not reasonably practicable to realize any of the Separate Account's investments or to determine fairly the net asset value of the Separate Account; or

4. If the remittance of funds involved in the realization of, or in the payment for investments or payment due under this policy cannot be carried out without undue delay and at normal rates of exchange; or

5. The U.S. Securities and Exchange
   Commission (SEC) determines that a state of emergency exists; or

6. An order of the SEC permits a delay for the protection of policy holders.

Written notice of both the imposition and termination of any such suspension will be given to the Owners, assignees of record and any irrevocable Beneficiaries.

Payments which were due to have been made and which were deferred following the suspension of the calculation of the Cash Surrender Value will be made within thirty (30) days following the lifting of the suspension, and will be calculated based on the Valuation Date which immediately follows termination of the suspension.

                                  POLICY LOANS

You may borrow from Us at any time while this policy is in force, an amount which is equal to or less than the policy's loan value. The loan value will be the Cash Surrender Value, less $100,000, minus 3 monthly deductions and less interest on the amount to be borrowed to the next policy anniversary. The minimum amount of each loan is $5,000 or, if less, the entire remaining loan value.

The value of Valuation Units equal to the amount being borrowed from the Separate Account will be transferred to the Loan Account as of the Business Day that the loan request is received in good order.

LOAN ACCOUNT. The Loan Account is a fixed account within Our general assets which we have established for any amounts transferred from the Divisions as a result of a loan. Interest applied to the Loan Account will be an annual rate of not less than 4% nor more than 4.75%, and is not based on investment experience of any Division of the Separate Account.

LOAN INTEREST. Loan interest will accrue daily at an annual effective rate of 4.54% payable in advance. (This is equivalent to an annual effective rate of 4.75% paid in arrears.) On each policy anniversary, loan interest for the next year is due in advance. Unpaid loan interest will be deducted from the various Divisions according to the Allocation of Policy Deductions then in effect, and added to the Loan Account. If the number of Valuation Units in any Division is insufficient to deduct unpaid loan interest in this manner, We will cancel Valuation Units from each applicable Division in the same ratio the unpaid loan interest bears to the unloaned Accumulation Value of your policy.

HOW YOU MAY REPAY A POLICY LOAN. You may repay all or part of a policy loan at any time, except that;

1. Repayment may be made only while this policy is in force and prior to the death of the Insured;

2. A partial repayment must be at least $5,000; and

3. At the time You repay all or part of a Policy Loan, You must specify the payment is to repay all or part of the Policy Loan.

You may tell Us how to allocate repayments. If You do not tell Us, an amount equal to the loan repayment will be transferred from the Loan Account to the Divisions in the same ratio currently in effect for the Allocation of Premiums.

WE CAN DELAY PAYMENT. We can delay lending You money for up to 6 months, or the period allowed by law, whichever is less. However, We cannot delay lending You money if the amount is to be used to pay a premium to Us.

OBTAINING A LOAN. You may obtain a policy loan by Written request and assignment of the policy as sole security for the loan. The Company may delay a loan if the Suspension and Deferral of Payments Provision is in effect.

EFFECT OF A LOAN. When a loan is made, an amount equal to the amount being borrowed from the Separate Account will be transferred to the Loan Account. A loan will result in cancellation of units from each applicable Division in the ratio that the loan bears to the unloaned Accumulation Value of Your policy.
You must state In Writing in advance which Division units are to be canceled if a different method is to be used. A loan, whether or not repaid, will have a permanent effect on the Cash Surrender Values and on the death benefits. If not repaid, any indebtedness will reduce the amount of Death Benefit Proceeds and the amount available upon surrender of the policy.

PREFERRED LOANS. A "Preferred Loan" is a policy loan that is made at a net cost to the Owner that is less than the net cost of other policy loans. Starting on the tenth policy anniversary, this policy will be eligible for "Preferred Loans" subject to the following guidelines:

1. The maximum amount eligible for a new Preferred Loan during a policy year is restricted to the lesser of the following values on the first day of such policy year:

   a. The policy loan value; or

   b. 10% of the Accumulation Value.

2. When a Preferred Loan is made, interest to the next policy anniversary will be charged at the rate shown in the Loan Interest provision.

3. Interest credited to the amount of the Accumulation Value offset by a Preferred Loan:

   a. Will be at an annual effective rate that is equal to or less than the Policy Loan annual effective interest rate; and

   b. Will be at a higher rate than the rate used to credit interest to values offset by any other policy loan.

                            BENEFICIARY AND PROCEEDS

BENEFICIARY. The Beneficiary as named in the application, or later changed by You, will receive the proceeds upon the death of the Insured. Unless You have stated otherwise, proceeds will be paid as follows:

1. If any Beneficiary dies before the Insured, that Beneficiary's interest will pass to any other Beneficiaries according to their respective interests.

2. If no Beneficiary survives the Insured, proceeds will be paid to You, as Owner, if You are then living; otherwise proceeds will be paid to Your estate.

CHANGE OF OWNERSHIP OR BENEFICIARY. You may change the Owner or the Beneficiary at any time during the lifetime of the Insured unless the previous designation provides otherwise. To do so, send a Written request to Our Home Office. The change will go into effect when We have recorded the change. However, after the change is recorded, it will be deemed effective as of the date of Your Written request for change. The change will be subject to any payment made or action taken by Us before the request is recorded.

COMMON DISASTER. If We cannot determine whether a Beneficiary or the Insured died first in a common disaster, We will assume that the Beneficiary died first. Proceeds will be paid on this basis unless an endorsement to this policy provides otherwise.

PROCEEDS.  Proceeds means the amount payable on:

1. The Maturity Date;

2. Exercise of the full surrender benefit; or

3. The Insured's death.

The Proceeds on the Maturity Date will be the Cash Surrender Value. The Proceeds on the Insured's death will be the Death Benefit Amount less any outstanding Policy Loan.

All Proceeds are subject to the provisions of the Payment Options section and the other provisions of this policy.

                                PAYMENT OPTIONS

Instead of being paid in one sum, all or part of the proceeds may be applied under any of the Payment Options described below. In addition to these options other methods of payment may be chosen with Our consent.

PAYMENT CONTRACT. When proceeds become payable under a Payment Option, a Payment Contract will be issued to each payee. The Payment Contract will state the rights and benefits of the payee. It will also name those who are to receive any balance unpaid at the death of the payee.

ELECTION OF OPTIONS. The Owner may elect or change any Payment Option while the Insured is living, subject to the provisions of this policy. This election or change must be In Writing. Within 60 days after the Insured's death, a payee entitled to proceeds in one sum may elect to receive proceeds under any option.

OPTION 1. PAYMENTS FOR A SPECIFIED PERIOD: Equal monthly payments will be made for a specified period. The Option 1 Table in this policy shows the monthly income for each $1,000 of proceeds applied.

OPTION 2. PAYMENTS OF A SPECIFIED AMOUNT: Equal monthly payments of a specified amount will be made. Each payment must be at least $60 a year for each $1,000 of proceeds applied. Payments will continue until the amount applied, with interest, has been paid in full.

OPTION 3. MONTHLY PAYMENTS FOR LIFE: Equal monthly payments will be made for a specified period, and will continue after that period for as long as the payee lives. The specified period may be 10, 15 or 20 years. The Option 3 Table in this policy shows the monthly income for each $1,000 of proceeds applied. If issued on a Sex Distinct basis, tables are based on the 1983a Male or Female Tables adjusted by projection scale G for 9 years, with interest at the rate of 3% per year and a 2% load. If issued on a Unisex basis, tables are based on the 1983a Male or Female Tables, adjusted by projection scale G for 9 years, with unisex rates based on 60% female and 40% male, and interest at the rate of 3% per year and a 2% load.

At the time payments are to begin under this option, the payee may choose one of the following:

1. Monthly payments based on the Option 3 Table; or

2. Monthly payments equal to a monthly annuity based on our single premium immediate annuity rates then in use.

OPTION 4. PROCEEDS LEFT AT INTEREST: Proceeds may be left on deposit with us for any period up to 30 years. Interest earned on the proceeds may be:

1. Left on deposit to accumulate at the rate of 3% compounded annually; or

2. Paid in installments at the rate for each $1,000 of proceeds of $30 annually, $14.89 semiannually, $7.42 quarterly or $2.47 monthly.

Upon the death of the payee, or at the end of the specified period, any balance left on deposit will be paid in a lump sum or under Payment Options 1, 2 or 3.

INTEREST RATES. The guaranteed rate of interest for proceeds held under Payment Options 1, 2, 3 and 4 is 3% compounded annually. We may credit interest at a higher rate. The amount of any increase will be determined by Us.

PAYMENTS. The first payment under Options 1, 2 and 3 will be made when the claim for settlement has been approved. Payments after the first will be made according to the manner of payment chosen. Interest under Option 4 will be credited from the date of death and paid or added to the proceeds as provided in the Payment Contract.

AVAILABILITY OF OPTIONS. If the proposed payee is not a natural person, payment options may be chosen only with Our consent.

If this policy is assigned, We will have the right to pay the assignee in one sum the amount to which the assignee is entitled. Any balance will be applied according to the option chosen.

The amount to be applied under any one option must be at least $2,000. The payment elected under any one option must be at least $25. If the total policy proceeds are less than $2,000, payment will be made in one lump sum.

EVIDENCE THAT PAYEE IS ALIVE. Before making any payment under a Payment Option, We may ask for proof that the payee is alive. If proof is requested, no payment will be made or considered due until We receive proof.

DEATH OF A PAYEE. If a payee dies, any unpaid balance will be paid as stated in the Payment Contract. If there is no surviving payee named in the Payment Contract, We will pay the estate of the payee:

1. Under Options 1 and 3, the value as of the date of death of the remaining payments for the specified period, discounted at the rate of interest, compounded annually, that was used in determining the amount of the monthly payment;

2. Under Options 2 and 4, the balance of any proceeds remaining unpaid with accrued interest, if any.

WITHDRAWAL OF PROCEEDS UNDER OPTIONS 1 OR 2. If provided in the Payment Contract, a payee will have the right to withdraw the entire unpaid balance under Options 1 or 2. Under Option 1, the amount will be the value of the remaining payments for the specified period discounted at the rate of interest used in determining monthly income. Under Option 2, the amount will be the entire unpaid balance.

WITHDRAWAL OF PROCEEDS UNDER OPTION 4. A payee will have the right to withdraw proceeds left under Option 4 subject to the following rules:

1. The amount to be withdrawn must be $500 or more; and

2. A partial withdrawal must leave a balance on deposit of $1,000 or more.

WITHDRAWALS MAY BE DEFERRED. We may defer payment of any withdrawal for up to 6 months from the date We receive a withdrawal request.

ASSIGNMENT.  Payment Contracts may not be assigned.

CHANGE IN PAYMENT. The right to make any change in payment is available only if it is provided in the Payment Contract.

CLAIMS OF CREDITORS. To the extent permitted by law, proceeds will not be subject to any claims of a Beneficiary's creditors.

                               GENERAL PROVISIONS

ASSIGNING YOUR POLICY. During the lifetime of the Insured, You may assign this policy as security for an obligation. We will not be bound by an assignment unless it is received In Writing at the Home Office. Two copies of the assignment must be submitted. We will retain one copy and return the other. We will not be responsible for the validity of any assignment.

INCONTESTABILITY. We rely on the statements made in the application for the policy and applications for any reinstatements or increases in Specified Amount. These statements, in the absence of fraud, are considered representations and not warranties. No statement may be used in defense of a claim under the policy unless it is in such applications.

Except as stated below, We cannot contest this policy after it has been in force during the Insured's lifetime for 2 years from the Date of Issue.

Exceptions: We cannot contest any claim related to an increase in Specified Amount after such increase has been in effect during the Insured's lifetime for 2 years.

If this policy is reinstated, We cannot contest this policy after it has been in force during the Insured's lifetime for 2 years from the date of reinstatement.

We can contest a reinstatement or an increase in Specified Amount only on the basis of the information furnished in the application for such reinstatement or increase.

This 2-year limitation does not apply to any Disability or Accidental Death Benefit, or to the nonpayment of premium.

SUICIDE EXCLUSION. If the Insured takes his or her own life, while sane or insane, within 2 years from the Date of Issue, We will limit the Death Benefit Proceeds to the premiums paid less any policy loans and less any partial cash surrenders paid.

If there are any increases in the Specified Amount (See the section entitled "Changing Your Insurance Policy") a new 2 year period shall apply to each increase beginning on the date of each increase. The Death Benefit Proceeds will be the costs of insurance associated with each increase.

When the laws of the state in which this policy is delivered require less than this 2 year period, the period will be as stated in such laws.

AGE OR SEX INCORRECTLY STATED (AGE INCORRECTLY STATED IF ISSUED ON A UNISEX BASIS). If the (1) age or sex of the Insured (if this policy was issued on a Sex Distinct basis) or (2) age of the Insured (if this policy was issued on a Unisex basis) has been misstated to Us, We will adjust the excess of the Death Benefit Amount over the Accumulation Value on the date of death to that which would have been purchased by the Monthly Deduction for the policy month of death at the correct cost of insurance rate. By age, We mean age nearest birthday as of the Date of Issue.

STATUTORY BASIS OF POLICY VALUES. The Accumulation Values of the policy are not less than the minimum values required by the law of the state where this policy is delivered. The calculation of the Accumulation Values includes a charge for the cost of insurance, as shown in the Table of Guaranteed Monthly Cost of Insurance Rates. Calculation of minimum Accumulation Values, nonforfeiture benefits and Guaranteed Cost of Insurance Rates are based on the Composite 1980 Commissioners Standard Ordinary Male\Female\Unisex Table B (80% male, 20% female) Mortality Table for the appropriate sex and age nearest birthday. A detailed statement of the method of computing values has been filed with the state insurance department where required.

NO DIVIDENDS. This policy will not pay dividends. It will not participate in any of Our surplus or earnings.

ANNUAL REPORT. We will send You at least once a year an annual report which will show a summary of all transactions since the last report, including:

1. Premiums paid since the last report;

2. Transfers since the last report;

3. Expense charges deducted since the last report;

4. The cost of insurance deducted since the last report;

5. Partial surrender benefits deducted since the last report including partial surrender fees;

6. The amount of any outstanding policy loan;

7. Separate Account Unit Values;

8. The current Cash Surrender Value and Accumulation Values; and

9. The Death Benefit Amount.

WHEN THIS POLICY TERMINATES.  This policy will terminate if:

1. You request that this policy be terminated;

2. The Insured dies;

3. The policy matures; or

4. The Grace Period ends and there is not sufficient Cash Surrender Value to cover a Monthly Deduction.

REINSTATEMENT. "Reinstating" means placing Your policy in force after it has terminated at the end of the Grace Period. We will reinstate this policy if We receive:

1. Your Written request within 5 years after the end of the Grace Period and before the Maturity Date;

2. Evidence of insurability satisfactory to Us;

3. Payment of enough premiums so that the policy will remain in force for 2 months; and

4. Payment or reinstatement of any indebtedness.

The reinstated policy will be in force from the Monthly Deduction Day on or following the date We approve the reinstatement application.

The Accumulation Value at the time of reinstatement will be:

1. The Net Premium allocated in accordance with the premium allocation percentages at time of lapse unless the reinstatement application provides otherwise, using Unit Values as of the date of reinstatement; plus

2. Any loan, including loan interest to the next policy anniversary, repaid or reinstated; less

3. The monthly deduction for one month.

If a person other than the Insured is covered by a rider attached to this policy, coverage will be reinstated according to that rider.

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

  ATTAINED AGE              MALE            ATTAINED AGE                 MALE
NEAREST BIRTHDAY                          NEAREST BIRTHDAY
(ON EACH POLICY                           (ON EACH POLICY
  ANNIVERSARY)                              ANNIVERSARY)
         0                   $0.35               50                       $0.56
         1                    0.09               51                        0.61
         2                    0.08               52                        0.67
         3                    0.08               53                        0.73
         4                    0.08               54                        0.80

         5                    0.08               55                        0.88
         6                    0.07               56                        0.96
         7                    0.07               57                        1.05
         8                    0.06               58                        1.14
         9                    0.06               59                        1.24

        10                    0.06               60                        1.35
        11                    0.06               61                        1.48
        12                    0.07               62                        1.62
        13                    0.08               63                        1.78
        14                    0.10               64                        1.95

        15                    0.11               65                        2.15
        16                    0.13               66                        2.36
        17                    0.14               67                        2.58
        18                    0.15               68                        2.82
        19                    0.16               69                        3.07

        20                    0.16               70                        3.36
        21                    0.16               71                        3.70
        22                    0.16               72                        4.08
        23                    0.16               73                        4.52
        24                    0.15               74                        5.01

        25                    0.15               75                        5.54
        26                    0.14               76                        6.11
        27                    0.14               77                        6.71
        28                    0.14               78                        7.33
        29                    0.14               79                        7.99

        30                    0.14               80                        8.71
        31                    0.15               81                        9.52
        32                    0.15               82                       10.45
        33                    0.16               83                       11.50
        34                    0.17               84                       12.67

        35                    0.18               85                       13.93
        36                    0.19               86                       15.25
        37                    0.20               87                       16.63
        38                    0.22               88                       18.06
        39                    0.23               89                       19.55

        40                    0.25               90                       21.11
        41                    0.27               91                       22.80
        42                    0.30               92                       24.66
        43                    0.32               93                       26.82
        44                    0.35               94                       29.67

        45                    0.38
        46                    0.41
        47                    0.44
        48                    0.48
        49                    0.52

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on page 3.

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                             OPTION 1 TABLE
                                  INSTALLMENTS FOR A SPECIFIED PERIOD
--------------------------------------------------------------------------------------------------------
  Number       Amount of      Number     Amount of      Number     Amount of      Number     Amount of
 of Years       Monthly      of Years     Monthly      of Years     Monthly      of Years     Monthly
  Payable     Installments   Payable    Installments   Payable    Installments   Payable    Installments
--------------------------------------------------------------------------------------------------------
     5              $17.91         15          $6.87         25          $4.71         35          $3.82
     6               15.14         16           6.53         26           4.59         36           3.76
     7               13.16         17           6.23         27           4.47         37           3.70
     8               11.68         18           5.96         28           4.37         38           3.65
     9               10.53         19           5.73         29           4.27         39           3.60

    10                9.61         20           5.51         30           4.18         40           3.55
    11                8.86         21           5.32         31           4.10
    12                8.24         22           5.15         32           4.02
    13                7.71         23           4.99         33           3.95
    14                7.26         24           4.84         34           3.88
--------------------------------------------------------------------------------------------------------

                                                     OPTION 3 TABLE
                                    INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD
------------------------------------------------------------------------------------------------------------------------------
        AGE OF PAYEE                   GUARANTEED PERIOD                AGE OF
                                                                        PAYEE                 GUARANTEED PERIOD
------------------------------------------------------------------------------------------------------------------------------
            Male             10 Years       15 Years      20 Years        Male       10 Years      15 Years         20 Years
-------------------------------------------------------------------------------------------------------------------------------
             20*             $2.95          $2.94         $2.94           50         $4.05         $4.00              $3.93
             21               2.97           2.96          2.96           51          4.11          4.06               3.99
             22               2.98           2.98          2.98           52          4.18          4.13               4.04
             23               3.00           3.00          3.00           53          4.26          4.19               4.10
             24               3.02           3.02          3.02           54          4.34          4.27               4.16

             25               3.05           3.04          3.04           55          4.42          4.34               4.22
             26               3.07           3.06          3.06           56          4.51          4.42               4.28
             27               3.09           3.09          3.08           57          4.60          4.50               4.35
             28               3.12           3.11          3.11           58          4.69          4.58               4.41
             29               3.14           3.14          3.13           59          4.79          4.66               4.47

             30               3.17           3.16          3.16           60          4.90          4.75               4.54
             31               3.20           3.19          3.18           61          5.01          4.84               4.60
             32               3.22           3.22          3.21           62          5.13          4.94               4.67
             33               3.25           3.25          3.24           63          5.26          5.03               4.73
             34               3.29           3.28          3.27           64          5.39          5.13               4.79

             35               3.32           3.31          3.00           65          5.52          5.23               4.85
             36               3.35           3.35          3.33           66          5.66          5.33               4.91
             37               3.39           3.38          3.36           67          5.81          5.43               4.97
             38               3.43           3.42          3.40           68          5.96          5.53               5.02
             39               3.47           3.46          3.44           69          6.12          5.63               5.07

             40               3.51           3.50          3.47           70          6.28          5.73               5.11
             41               3.55           3.54          3.51           71          6.44          5.82               5.15
             42               3.60           3.58          3.55           72          6.61          5.91               5.19
             43               3.65           3.63          3.59           73          6.78          6.00               5.23
             44               3.70           3.67          3.64           74          6.96          6.08               5.26

             45               3.75           3.72          3.68           75          7.13          6.16               5.28
             46               3.80           3.77          3.73           76          7.30          6.24               5.31
             47               3.86           3.83          3.78           77          7.47          6.31               5.33
             48               3.92           3.88          3.83           78          7.64          6.37               5.34
             49               3.98           3.94          3.88           79          7.81          6.42               5.36
                                                                          80**        7.97          6.48               5.37
----------------------------------------------------------------------------------------------------------------------------------
Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due.  If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

       *Also applies to younger ages.                                       **Also applies to older ages.
----------------------------------------------------------------------------------------------------------------------------------

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK


  ATTAINED AGE            FEMALE            ATTAINED AGE               FEMALE
NEAREST BIRTHDAY                          NEAREST BIRTHDAY
(ON EACH POLICY                           (ON EACH POLICY
  ANNIVERSARY)                              ANNIVERSARY)
         0                   $0.24               50                       $0.41
         1                    0.07               51                        0.44
         2                    0.07               52                        0.48
         3                    0.07               53                        0.51
         4                    0.06               54                        0.55

         5                    0.06               55                        0.59
         6                    0.06               56                        0.63
         7                    0.06               57                        0.67
         8                    0.06               58                        0.71
         9                    0.06               59                        0.75

        10                    0.06               60                        0.79
        11                    0.06               61                        0.85
        12                    0.06               62                        0.92
        13                    0.06               63                        1.01
        14                    0.07               64                        1.11

        15                    0.07               65                        1.23
        16                    0.08               66                        1.35
        17                    0.08               67                        1.47
        18                    0.08               68                        1.59
        19                    0.09               69                        1.72

        20                    0.09               70                        1.86
        21                    0.09               71                        2.05
        22                    0.09               72                        2.27
        23                    0.09               73                        2.55
        24                    0.10               74                        2.88

        25                    0.10               75                        3.25
        26                    0.10               76                        3.67
        27                    0.10               77                        4.11
        28                    0.11               78                        4.59
        29                    0.11               79                        5.11

        30                    0.11               80                        5.71
        31                    0.12               81                        6.39
        32                    0.12               82                        7.19
        33                    0.13               83                        8.12
        34                    0.13               84                        9.18

        35                    0.14               85                       10.34
        36                    0.15               86                       11.60
        37                    0.16               87                       12.97
        38                    0.17               88                       14.45
        39                    0.19               89                       16.05

        40                    0.20               90                       17.79
        41                    0.22               91                       19.72
        42                    0.24               92                       21.89
        43                    0.26               93                       24.44
        44                    0.28               94                       27.67

        45                    0.30
        46                    0.32
        47                    0.34
        48                    0.36
        49                    0.39


The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on page 3.

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS


                                                OPTION 1 TABLE
                                      INSTALLMENTS FOR A SPECIFIED PERIOD
--------------------------------------------------------------------------------------------------------
  Number       Amount of      Number     Amount of      Number     Amount of      Number     Amount of
 of Years       Monthly      of Years     Monthly      of Years     Monthly      of Years     Monthly
  Payable     Installments   Payable    Installments   Payable    Installments   Payable    Installments
--------------------------------------------------------------------------------------------------------
     5              $17.91         15          $6.87         25          $4.71         35          $3.82
     6               15.14         16           6.53         26           4.59         36           3.76
     7               13.16         17           6.23         27           4.47         37           3.70
     8               11.68         18           5.96         28           4.37         38           3.65
     9               10.53         19           5.73         29           4.27         39           3.60

    10                9.61         20           5.51         30           4.18         40           3.55
    11                8.86         21           5.32         31           4.10
    12                8.24         22           5.15         32           4.02
    13                7.71         23           4.99         33           3.95
    14                7.26         24           4.84         34           3.88
--------------------------------------------------------------------------------------------------------


                                                       OPTION 3 TABLE
                                  INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD
-----------------------------------------------------------------------------------------------------------------------------------
        AGE OF PAYEE                       GUARANTEED PERIOD                AGE OF
                                                                            PAYEE                   GUARANTEED PERIOD
-----------------------------------------------------------------------------------------------------------------------------------
           Female                10 Years      15 Years      20 Years        Female       10 Years      15 Years         20 Years
------------------------------------------------------------------------------------------------------------------------------------

             20*                 $2.85         $2.85         $2.85             50         $3.75         $3.73              $3.69
             21                   2.87          2.87          2.87             51          3.80          3.78               3.74
             22                   2.89          2.88          2.88             52          3.86          3.84               3.79
             23                   2.90          2.90          2.90             53          3.92          3.89               3.85
             24                   2.92          2.92          2.91             54          3.99          3.96               3.90

             25                   2.94          2.93          2.93             55          4.06          4.02               3.96
             26                   2.95          2.95          2.95             56          4.13          4.09               4.02
             27                   2.97          2.97          2.97             57          4.21          4.16               4.08
             28                   2.99          2.99          2.99             58          4.29          4.23               4.15
             29                   3.01          3.01          3.01             59          4.37          4.31               4.21

             30                   3.03          3.03          3.03             60          4.46          4.39               4.28
             31                   3.06          3.05          3.05             61          4.56          4.47               4.35
             32                   3.08          3.08          3.07             62          4.66          4.56               4.42
             33                   3.10          3.10          3.10             63          4.76          4.65               4.49
             34                   3.13          3.13          3.12             64          4.88          4.75               4.56

             35                   3.16          3.15          3.15             65          4.99          4.85               4.63
             36                   3.19          3.18          3.17             66          5.12          4.95               4.70
             37                   3.21          3.21          3.20             67          5.25          5.05               4.77
             38                   3.24          3.24          3.23             68          5.39          5.16               4.83
             39                   3.28          3.27          3.26             69          5.53          5.27               4.90

             40                   3.31          3.30          3.29             70          5.69          5.38               4.96
             41                   3.35          3.34          3.33             71          5.85          5.49               5.02
             42                   3.38          3.37          3.36             72          6.02          5.60               5.08
             43                   3.42          3.41          3.40             73          6.19          5.71               5.13
             44                   3.46          3.45          3.43             74          6.37          5.82               5.17

             45                   3.50          3.49          3.47             75          6.56          5.92               5.21
             46                   3.55          3.53          3.51             76          6.75          6.02               5.25
             47                   3.59          3.58          3.56             77          6.95          6.11               5.28
             48                   3.64          3.63          3.60             78          7.14          6.20               5.30
             49                   3.69          3.67          3.65             79          7.34          6.28               5.32
                                                                               80**        7.54          6.35               5.34
-----------------------------------------------------------------------------------------------------------------------------------
 Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due.  If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

                 *Also applies to younger ages.                                       **Also applies to older ages.
------------------------------------------------------------------------------------------------------------------------------------


              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

  ATTAINED AGE            RATE              ATTAINED AGE               RATE
NEAREST BIRTHDAY                          NEAREST BIRTHDAY
(ON EACH POLICY                           (ON EACH POLICY
  ANNIVERSARY)                              ANNIVERSARY)
         0                   $0.33               50                       $0.53
         1                    0.09               51                        0.58
         2                    0.08               52                        0.63
         3                    0.08               53                        0.69
         4                    0.08               54                        0.75

         5                    0.07               55                        0.82
         6                    0.07               56                        0.89
         7                    0.07               57                        0.97
         8                    0.06               58                        1.05
         9                    0.06               59                        1.14

        10                    0.06               60                        1.24
        11                    0.06               61                        1.35
        12                    0.07               62                        1.47
        13                    0.08               63                        1.61
        14                    0.09               64                        1.77

        15                    0.10               65                        1.95
        16                    0.12               66                        2.14
        17                    0.13               67                        2.34
        18                    0.14               68                        2.54
        19                    0.14               69                        2.77

        20                    0.15               70                        3.02
        21                    0.15               71                        3.32
        22                    0.14               72                        3.66
        23                    0.14               73                        4.05
        24                    0.14               74                        4.49

        25                    0.14               75                        4.98
        26                    0.14               76                        5.50
        27                    0.13               77                        6.04
        28                    0.13               78                        6.60
        29                    0.14               79                        7.21

        30                    0.14               80                        7.87
        31                    0.14               81                        8.63
        32                    0.15               82                        9.49
        33                    0.15               83                       10.49
        34                    0.16               84                       11.59

        35                    0.17               85                       12.78
        36                    0.18               86                       14.05
        37                    0.19               87                       15.39
        38                    0.21               88                       16.80
        39                    0.22               89                       18.30

        40                    0.24               90                       19.89
        41                    0.26               91                       21.63
        42                    0.29               92                       23.60
        43                    0.31               93                       25.88
        44                    0.33               94                       28.87

        45                    0.36
        46                    0.39
        47                    0.42
        48                    0.46
        49                    0.49

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on page 3.

                                                OPTION 1 TABLE
                                    INSTALLMENTS FOR A SPECIFIED PERIOD
--------------------------------------------------------------------------------------------------------
  Number       Amount of      Number     Amount of      Number     Amount of      Number     Amount of
 of Years       Monthly      of Years     Monthly      of Years     Monthly      of Years     Monthly
  Payable     Installments   Payable    Installments   Payable    Installments   Payable    Installments
--------------------------------------------------------------------------------------------------------
     5              $17.91         15          $6.87         25          $4.71         35          $3.82
     6               15.14         16           6.53         26           4.59         36           3.76
     7               13.16         17           6.23         27           4.47         37           3.70
     8               11.68         18           5.96         28           4.37         38           3.65
     9               10.53         19           5.73         29           4.27         39           3.60

    10                9.61         20           5.51         30           4.18         40           3.55
    11                8.86         21           5.32         31           4.10
    12                8.24         22           5.15         32           4.02
    13                7.71         23           4.99         33           3.95
    14                7.26         24           4.84         34           3.88
--------------------------------------------------------------------------------------------------------

                                                             OPTION 3 TABLE
                                              INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD
-----------------------------------------------------------------------------------------------------------------------------------
                                           GUARANTEED PERIOD                                      GUARANTEED PERIOD
-----------------------------------------------------------------------------------------------------------------------------------
        AGE OF PAYEE            10 Years      15 Years      20 Years     AGE OF PAYEE    10 Years      15 Years         20 Years
------------------------------------------------------------------------------------------------------------------------------------

             20*                 $2.89         $2.89         $2.89             50         $3.87         $3.84              $3.79
             21                   2.91          2.91          2.90             51          3.93          3.90               3.85
             22                   2.93          2.92          2.92             52          3.99          3.96               3.90
             23                   2.94          2.94          2.94             53          4.06          4.02               3.95
             24                   2.96          2.96          2.96             54          4.13          4.08               4.01

             25                   2.98          2.98          2.98             55          4.21          4.15               4.07
             26                   3.00          3.00          3.00             56          4.28          4.22               4.13
             27                   3.02          3.02          3.02             57          4.37          4.30               4.19
             28                   3.04          3.04          3.04             58          4.45          4.38               4.26
             29                   3.07          3.06          3.06             59          4.55          4.46               4.32

             30                   3.09          3.09          3.08             60          4.64          4.54               4.39
             31                   3.11          3.11          3.11             61          4.74          4.63               4.46
             32                   3.14          3.14          3.13             62          4.85          4.72               4.52
             33                   3.17          3.16          3.16             63          4.97          4.81               4.59
             34                   3.20          3.19          3.18             64          5.08          4.91               4.66

             35                   3.22          3.22          3.21             65          5.21          5.01               4.73
             36                   3.26          3.25          3.24             66          5.34          5.11               4.79
             37                   3.29          3.28          3.27             67          5.48          5.21               4.85
             38                   3.32          3.31          3.30             68          5.62          5.32               4.92
             39                   3.36          3.35          3.33             69          5.77          5.42               4.97

             40                   3.39          3.38          3.37             70          5.93          5.53               5.03
             41                   3.43          3.42          3.40             71          6.09          5.63               5.08
             42                   3.47          3.46          3.44             72          6.26          5.73               5.13
             43                   3.51          3.50          3.48             73          6.44          5.84               5.17
             44                   3.56          3.54          3.52             74          6.62          5.93               5.21

             45                   3.60          3.59          3.56             75          6.80          6.03               5.24
             46                   3.65          3.63          3.60             76          6.98          6.12               5.27
             47                   3.70          3.68          3.65             77          7.17          6.20               5.30
             48                   3.76          3.73          3.70             78          7.35          6.27               5.32
             49                   3.81          3.78          3.74             79          7.54          6.34               5.34
                                                                               80**        7.72          6.41               5.35
-----------------------------------------------------------------------------------------------------------------------------------
 Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due.  If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

                 *Also applies to younger ages.                                       **Also applies to older ages.
-----------------------------------------------------------------------------------------------------------------------------------

                             AMERICAN GENERAL LIFE
                               INSURANCE COMPANY

This is a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date. Investment results are reflected in policy benefits. ACCUMULATION VALUES are flexible and will be based on the amount and frequency of premiums paid and the
investment results of the Separate Account.   NONPARTICIPATING - NOT ELIGIBLE
FOR DIVIDENDS.



                For Information, Service or to make a Complaint

            Contact your Servicing Agent, or our VUL Administration.

                              2727-A Allen Parkway
                                 P.O. Box 4880
                           Houston, Texas 77210-4880

                                 1-888-325-9315


                    [LOGO OF AMERICAN GENERAL APPEARS HERE]


                                A STOCK COMPANY
                            _______________________
                  A Subsidiary of American General Corporation